UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2025

American Bitcoin Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39096	83-2242651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Brickell Avenue Suite 1500
Miami, Florida		33131
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 305 2246427

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ABTC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On September 19, 2025, the Audit Committee (the “Committee”) of the Board of Directors of American Bitcoin Corp. (the “Company”) dismissed RBSM LLP (“RBSM”) as the Company’s independent registered public accounting firm.

The reports of RBSM on the Company’s financial statements for each of the two most recent fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such reports contained an explanatory paragraph expressing substantial doubt as to the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through September 19, 2025, there were no “disagreements” (as that term is described in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”) and the related instructions) with RBSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RBSM, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

During the Company’s two most recent fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through September 19, 2025, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses in the Company’s internal control over financial reporting previously reported in Part II, Item 9A “Controls and Procedures” in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2024 and 2023. The material weaknesses disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 related to the operating effectiveness of ensuring that (i) information required to be disclosed by the Company in reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in applicable rules and forms and (ii) material information required to be disclosed in the Company’s reports filed under the Exchange Act is accumulated and communicated to the Company’s management, including its Chief Executive Officer and Chief Financial Officer, as appropriate, to allow for accurate and timely decisions regarding required disclosure. The material weakness disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 related to the Company’s internal controls over financial reporting pertaining to certain key process areas of financial reporting that were not properly designed and/or operating effectively. The material weaknesses were discussed with the Committee, and the Company has authorized RBSM to respond fully to inquiries of KPMG concerning the material weaknesses.

The Company provided RBSM with a copy of the foregoing disclosures and requested that RBSM furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein, as specified by Item 304(a)(3) of Regulation S-K. A copy of RBSM’s letter, dated September 23, 2025, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

On September 19, 2025, the Committee approved the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

During the Company’s two most recent fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through September 19, 2025, neither the Company nor anyone on its behalf consulted with KPMG regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter of RBSM LLP to the Securities and Exchange Commission, dated September 23, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BITCOIN CORP.

Date:	September 25, 2025	By:	/s/ Matt Prusak
Name: Matt Prusak Title: President and Interim Chief Financial Officer